UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2011 (August 30, 2011)

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Dulles Corner Boulevard
Herndon, Virginia 20171
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (703) 480-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On August 30, 2011, the National Geospatial-Intelligence Agency (“NGA”) and GeoEye Imagery Collection Systems Inc., a wholly owned subsidiary of GeoEye, Inc. (“Company”) entered into an Amendment (“Amendment”) to the EnhancedView contract dated August 6, 2010.  The Amendment extends the performance period of the base year of the Service Level Agreement portion of the EnhancedView contract (“EnhancedView SLA”), under the same terms and conditions, to October 4, 2011. The Amendment also changes the date by which NGA may exercise its first of nine one-year renewal options under the EnhancedView SLA from August 31, 2011 to October 31, 2011.  The first of the one-year renewal options will be shortened by the amount that the base year is extended by the Amendment, so that the second option year will be exercisable on August 31, 2012.

The Company intends to apply for confidential treatment of portions of the Amendment and will file the Amendment as an exhibit to its Form 10-Q for the quarter ending September 30, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2011	GEOEYE, INC.

	By:	/s/William L. Warren

Executive Vice President, General Counsel and Corporate Secretary

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